Exhibit 99.1

                                                                    News Release

TRANSACTION SYSTEMS ARCHITECTS INC
224 SOUTH 108 AVENUE
OMAHA, NEBRASKA 68154
402.334.5101
FAX 402.390.8077



For more information contact:
William J. Hoelting
Vice President, Investor Relations
402.390.8990

FOR IMMEDIATE RELEASE

               Transaction Systems Architects Reports Fiscal 2005
                              First Quarter Results

Highlights -
  o  Revenue of $80.6 million and earnings per diluted share of $.34
  o  Operating income of $22.1 million; operating margin of 27.4 percent
  o  Twelve-month revenue backlog of $230.4 million
  o  Operating cash flow of $15.0 million
  o  Cash, cash equivalents and marketable securities of $186.5 million
  o  Ten new customers signed during the quarter
  o Fiscal 2005 revenue guidance revised from a range of $279 to $308 million to a range of $285 to $308 million
  o  Fiscal 2005 diluted EPS guidance revised from a range of $.79 to $.94 to a range of $.86 to $1.00

(OMAHA, Neb.-- January 25, 2005)--Transaction Systems Architects, Inc. (Nasdaq:
TSAI), a leading global provider of enterprise e-payments software, announced today that revenue for the first quarter ended December 31, 2004 was $80.6 million, an increase of 8.9 percent from the same quarter last year. Net income for the quarter was $12.9 million, or $.34 per diluted share, compared to net income of $10.0 million, or $.27 per diluted share for the same period last year, increases of 28.7 percent and 25.9 percent, respectively. Net income and earnings per diluted share for the first quarter of fiscal 2005 included a $1.2 million foreign exchange loss compared with a $2.4 million foreign exchange gain during the same quarter last year.

For the first quarter of fiscal 2005, revenues were comprised of software license fees of $47.8 million, maintenance fees of $22.1 million and services of $10.7 million. The Company's recurring revenue was $42.9 million, or 53 percent of total revenue, and non-recurring revenue was $37.7 million, or 47 percent of total revenue. Recurring revenue consisted of monthly license fees of $18.3 million, maintenance fees of $22.1 million and facilities management fees of $2.5 million.

Operating income was $22.1 million, with an operating margin of 27.4 percent, compared to operating income of $15.5 million, with an operating margin of 21.0 percent, in the first quarter of fiscal 2004. Operating cash flow was $15.0 million compared to operating cash flow of $11.1 million in the first quarter of fiscal 2004, an increase of 35.3 percent. Cash, cash equivalents and marketable securities as of December 31, 2004 were $186.5 million.

During the quarter, the Company added ten new customers while maintaining a worldwide presence in 76 countries. ACI Worldwide, the Company's largest business unit, added four new customers during the quarter. Solutions licensed included BASE24(R) and ACI Proactive Risk Manager(TM). ACI Worldwide also licensed capacity upgrades to eleven customers and licensed eight new applications to existing customers during the first quarter.

Insession Technologies, the Company's e-infrastructure business unit, added six new customers and licensed six new applications to existing customers during the quarter. IntraNet, the Company's corporate banking software provider, licensed one capacity upgrade, one new add-on module and signed 33 service contracts with its existing customers during the quarter.

The Company completed the first quarter of fiscal 2005 with $230.4 million in backlog. Included in backlog are all software license fees, maintenance fees and services specified in executed contracts to the extent that the Company believes that recognition of the related revenue will occur within the next twelve months. Recurring backlog includes monthly license fees, maintenance fees and facilities management fees specified and amounted to $170.9 million. Non-recurring backlog includes other software license fees and services and amounted to $59.5 million.

"The Company's strong first quarter financial results provide a good start to fiscal 2005," said Gregory D. Derkacht, President and CEO. "We remain cautiously optimistic about the remainder of fiscal 2005 as demand for our solutions remain steady and we continue to make progress with implementations and delivery of our newer software solutions." The Company has revised its revenue estimate for fiscal 2005 from a range of $279 million to $308 million to a range of $285 million to $308 million. The Company has revised its diluted EPS estimate from a range of $.79 to $.94 to a range of $.86 to $1.00, which excludes the effect of anticipated accounting rule changes related to expensing of equity-based compensation.

The Company will provide further details regarding its financial performance for the first quarter of fiscal 2005 in its scheduled teleconference to be held Tuesday, January 25, 2005 at 4:00 pm CST. Interested persons may access a real-time audio broadcast of the teleconference at: www.tsainc.com/investors. The webcast will be archived for ten days after the teleconference at this same web address.


About Transaction Systems Architects, Inc.

The Company's software facilitates electronic payments by providing consumers and companies access to their money. Its products are used to process transactions involving credit cards, debit cards, secure electronic commerce, mobile commerce, smart cards, secure electronic document delivery and payment, checks, high-value money transfers, bulk payment clearing and settlement, and enterprise e-infrastructure. The Company's solutions are used on more than 1,740 product systems in 76 countries on six continents.


Forward-Looking Statements

This press release contains forward-looking statements based on current expectations that involve a number of risks and uncertainties. Generally, forward-looking statements do not relate strictly to historical or current facts, and include words or phrases such as "management anticipates," "the Company believes," "the Company anticipates," "the Company expects," "the Company plans," "the Company will," "the Company is well positioned" and words and phrases of similar impact, and include but are not limited to statements regarding future operations, business strategy and business environment. The forward-looking statements are made pursuant to safe harbor provisions of the Private Securities Litigation Reform Act of 1995. Forward-looking statements in this press release include the Company's recurring and non-recurring backlog, the Company's revenue estimate and EPS estimate for fiscal 2005 and statements that we remain cautiously optimistic about the remainder of fiscal 2005 as demand for our solutions remain steady and we continue to make progress with implementations and delivery of our newer software solutions.

The Company's actual results could differ materially from the results discussed in its forward-looking statements.

The Company operates in a rapidly changing technological and economic environment that presents numerous risks. Many of these risks are beyond the Company's control and are driven by factors that often cannot be predicted. The following discussion highlights some of these risks:

     o The Company's backlog estimate is based on management's assessment of the customer contracts that exist as of the date the estimate is made. A number of factors could result in actual revenues being less than the amounts reflected in backlog. The Company's customers may attempt to renegotiate or terminate their contracts for a number of reasons, including mergers, changes in their financial condition, or general changes in economic conditions in their industries or geographic locations, or the Company may experience delays in the development or delivery of products or services specified in customer contracts. Accordingly, there can be no assurance that contracts included in recurring or non-recurring backlog will actually generate the specified revenues or that the actual revenues will be generated within a twelve-month period.

     o New accounting standards, revised interpretations or guidance regarding existing standards, or changes in the Company's business practices could result in future changes to the Company's revenue recognition or other accounting policies. These changes could have a material adverse effect on the Company's business, financial condition and/or results of operations.

     o The Company's EPS estimate for 2005 excludes the impact of recording expenses associated with equity-based compensation. In December 2004, the Financial Accounting Standards Board ("FASB") issued the final version of FASB Statement of Financial Accounting Standards ("SFAS") No. 123 (Revised 2004), Share-Based Payment. This revised accounting standard requires most public companies to record a non-cash expense for stock options in their financial statements commencing in the first annual or interim period that begins after June 15, 2005. The Company does not plan to adopt this revised accounting standard prior to its fourth quarter of fiscal 2005. The adoption of SFAS No 123, as revised, and the non-cash expense that will be recorded thereby, will reduce the Company's EPS.

     o The Company is subject to income taxes, as well as non-income based taxes, in the United States and in various foreign jurisdictions. Significant judgment is required in determining the Company's worldwide provision for income taxes and other tax liabilities. In addition, the Company has benefitted from, and expects to continue to benefit from, implemented tax-saving strategies. The Company believes that implemented tax-saving strategies comply with applicable tax law. However, taxing authorities could disagree with the Company's positions. If the taxing authorities decided to challenge any of the Company's tax positions and were successful in such challenges, the Company's financial condition and/or results of operations could be adversely affected.

     o The Company's tax positions in its amended income tax returns filed for its 1999 through 2002 tax years are the subject of an ongoing examination by the Internal Revenue Service ("IRS"). The Company believes that its tax positions comply with applicable tax law. This examination has resulted in the IRS issuing proposed adjustments, the majority of which relate to the timing of revenue recognition. The IRS could issue additional proposed adjustments that could adversely affect the Company's financial condition and/or results of operations.

     o Three of the Company's foreign subsidiaries are the subject of tax examinations by the local taxing authorities. Other foreign subsidiaries could face challenges from various foreign tax authorities. It is not certain that the local authorities will accept the Company's tax positions. The Company believes its tax positions comply with applicable tax law and intends to defend its positions. However, differing positions on certain issues could be upheld by foreign tax authorities, which could adversely affect the Company's financial condition and/or results of operations.

     o No assurance can be given that operating results will not vary from quarter to quarter, and any fluctuations in quarterly operating results may result in volatility in the Company's stock price. The Company's stock price may also be volatile, in part, due to external factors such as announcements by third parties or competitors, inherent volatility in the technology sector and changing market conditions in the software industry. The Company's stock price may also become volatile, in part, due to developments in the various lawsuits filed against the Company relating to its restatement of prior consolidated financial results.

     o The Company has historically derived a majority of its total revenues from international operations and anticipates continuing to do so, and is thereby subject to risks of conducting international operations including: difficulties in staffing and management, reliance on independent distributors, longer payment cycles, volatilities of foreign currency exchange rates, compliance with foreign regulatory requirements, variability of foreign economic conditions, and changing restrictions imposed by U.S. export laws.

     o The Company's BASE24-es product is a significant new product for the Company. If the Company is unable to generate adequate sales of BASE24-es, if market acceptance of BASE24-es is delayed, or if the Company is unable to successfully deploy BASE24-es in production environments, the Company's business, financial condition and/or results of operations could be materially adversely affected.

     o Historically, a majority of the Company's total revenues resulted from licensing its BASE24 product line and providing related services and maintenance. Any reduction in demand for, or increase in competition with respect to, the BASE24 product line could have a material adverse effect on the Company's financial condition and/or results of operations.

     o The Company has historically derived a substantial portion of its revenues from licensing of software products that operate on HP NonStop servers. Any reduction in demand for HP NonStop servers, or any change in strategy by Compaq Computer Corporation related to support of HP NonStop servers, could have a material adverse effect on the Company's financial condition and/or results of operations.

     o The Company's business is concentrated in the financial services industry, making it susceptible to a downturn in that industry. Consolidation activity among financial institutions has increased in recent years. There are several potential negative effects of increased consolidation activity. Continuing consolidation of financial institutions may result in a fewer number of existing and potential customers for the Company's products and services. Consolidation of two of the Company's customers could result in reduced revenues if the combined entity were to negotiate greater volume discounts or discontinue use of certain of the Company's products. Additionally, if a non-customer and a customer combine and the combined entity in turn decided to forego future use of the Company's products, the Company's revenue would decline.

     o The Company's software products are complex. They may contain undetected errors or failures when first introduced or as new versions are released. This may result in loss of, or delay in, market acceptance of the Company's products and a corresponding loss of sales or revenues. Customers depend upon the Company's products for mission-critical applications. Software product errors or failures could subject the Company to product liability, as well as performance and warranty claims, which could materially adversely affect the Company's business, financial condition and/or results of operations.

     o The Company may acquire new products and services or enhance existing products and services through acquisitions of other companies, product lines, technologies and personnel, or through investments in other companies. Any acquisition or investment may be subject to a number of risks, including diversion of management time and resources, disruption of the Company's ongoing business, difficulties in integrating acquisitions, dilution to existing stockholders if the Company's common stock is issued in consideration for an acquisition or investment, the incurring or assuming of indebtedness or other liabilities in connection with an acquisition, and lack of familiarity with new markets, product lines and competition. The failure to manage acquisitions or investments, or successfully integrate acquisitions, could have a material adverse effect on the Company's business, financial condition and/or results of operations.

     o To protect its proprietary rights, the Company relies on a combination of contractual provisions, including customer licenses that restrict use of the Company's products, confidentiality agreements and procedures, and trade secret and copyright laws. Despite such efforts, the Company may not be able to adequately protect its proprietary rights, or the Company's competitors may independently develop similar technology, duplicate products or design around any rights the Company believes to be proprietary. This may be particularly true in countries other than the United States because some foreign laws do not protect proprietary rights to the same extent as certain laws of the United States. Any failure or inability of the Company to protect its proprietary rights could materially adversely affect the Company.

     o There has been a substantial amount of litigation in the software industry regarding intellectual property rights. The Company anticipates that software product developers and providers of electronic commerce solutions could increasingly be subject to infringement claims, and third parties may claim that the Company's present and future products infringe their intellectual property rights. Any claims, with or without merit, could be time-consuming, result in costly litigation, cause product delivery delays or require the Company to enter into royalty or licensing agreements. A successful claim by a third party of intellectual property infringement by the Company could compel the Company to enter into costly royalty or license agreements, pay significant damages or even stop selling certain products. Royalty or licensing agreements, if required, may not be available on terms acceptable to the Company or at all, which could adversely affect the Company's business.

     o From time to time, the Company is involved in litigation relating to claims arising out of its operations. Any claims, with or without merit, could be time-consuming and result in costly litigation. Failure to successfully defend against these claims could result in a material adverse effect on the Company's business, financial condition and/or results of operations.

     o The Company continues to evaluate the claims made in various lawsuits filed against the Company and certain directors and officers relating to its restatement of prior consolidated financial results. The Company intends to defend these lawsuits vigorously, but cannot predict their outcomes and is not currently able to evaluate the likelihood of its success or the range of potential loss, if any. However, if the Company were to lose any of these lawsuits or if they were not settled on favorable terms, the judgment or settlement could have a material adverse effect on its financial condition, results of operations and/or cash flows.

     o The Company has insurance that provides an aggregate coverage of $20.0 million for the period during which the claims were filed, but cannot evaluate at this time whether such coverage will be available or adequate to cover losses, if any, arising out of these lawsuits. If these policies do not adequately cover expenses and liabilities relating to these lawsuits, the Company's financial condition, results of operations and cash flows could be materially harmed. The Company's certificate of incorporation provides that it will indemnify, and advance expenses to, its directors and officers to the maximum extent permitted by Delaware law. The indemnification covers any expenses and liabilities reasonably incurred by a person, by reason of the fact that such person is or was or has agreed to be a director or officer, in connection with the investigation, defense and settlement of any threatened, pending or completed action, suit, proceeding or claim. The Company's certificate of incorporation authorizes the use of indemnification agreements and the Company enters into such agreements with its directors and certain officers from time to time. These indemnification agreements typically provide for a broader scope of the Company's obligation to indemnify the directors and officers than set forth in the certificate of incorporation. The Company's contractual indemnification obligations under these agreements are in addition to the respective directors' and officers' rights under the certificate of incorporation or under Delaware law.

     o Additional related suits against the Company may be commenced in the future. The Company will fully analyze such suits and intends to vigorously defend against them. There is a risk that the above-described litigation, as well as any additional suits, could result in substantial costs and divert management attention and resources, which could adversely affect the Company's business, financial condition and/or results of operations.

     o Beginning in fiscal 2005, Section 404 of the Sarbanes-Oxley Act of 2002 will require the Company's annual report on Form 10-K to include (1) a report on management's assessment of the effectiveness of the Company's internal controls over financial reporting, (2) a statement that the Company's independent auditor has issued an attestation report on management's assessment of the Company's internal controls over financial reporting, and (3) a report by the Company's independent auditor on their assessment of the effectiveness of the Company's internal controls over financial reporting. There are no assurances that the Company will discover and remediate all deficiencies in its internal controls, including any significant deficiencies or material weaknesses, as it implements new documentation and testing procedures to comply with the Section 404 reporting requirements. If the Company is unable to remediate such deficiencies or is unable to complete the work necessary to properly evaluate its internal controls over financial reporting, there is a risk that management and/or the Company's independent auditor may not be able to conclude that the Company's internal controls over financial reporting are effective.

     o The Company issued a press release dated September 28, 2004 announcing Gregory D. Derkacht's plans to retire as the Company's president and chief executive officer not later than June 30, 2006. The Company has commenced a search for Gregory D. Derkacht's successor and expects to identify such person prior to June 30, 2006. The search, and the related transition period, could divert management attention and resources away from other operational matters. Additionally, there can be no assurance that the Company will be successful in identifying a successor president and CEO by June 30, 2006 that meets the Company's criteria. If a suitable successor is not identified prior to Gregory D. Derkacht's retirement, the resulting uncertainty could adversely affect the Company's business and/or its stock price.

Any or all of the forward-looking statements may turn out to be wrong. They can be affected by inaccurate assumptions or by known or unknown risks and uncertainties. Many of these factors will be important in determining the Company's actual future results. Consequently, no forward-looking statement can be guaranteed. Actual future results may vary materially from those expressed or implied in any forward-looking statements.

These cautionary statements and any other cautionary statements that may accompany such forward-looking statements, whether written or oral, expressly qualify all of the forward-looking statements. In addition, the Company disclaims any obligation to update any forward-looking statements after the date of this release unless applicable securities laws require it to do so.

For a detailed discussion of these and other risk factors, interested parties should review the Company's filings with the SEC, including the Company's Form 10-Q filed on February 17, 2004, the Company's Form 10-Q filed on May 17, 2004, the Company's Form 10-Q filed on August 11, 2004 and the Company's Form 10-K filed on December 14, 2004.




                           FINANCIAL HIGHLIGHTS FOLLOW




                      TRANSACTION SYSTEMS ARCHITECTS, INC.
                           CONSOLIDATED BALANCE SHEETS
                                 (in thousands)

                                                  December 31,     September 30,
                                                      2004             2004
                                                 -------------     -------------
                                                  (Unaudited)
                                     ASSETS
Current assets:
  Cash and cash equivalents                        $ 178,317         $ 169,632
  Marketable securities                                8,169                 -
  Billed receivables, net                             46,008            44,487
  Accrued receivables                                 13,998            11,206
  Recoverable income taxes                             7,624            11,524
  Deferred income taxes, net                               -               230
  Other                                                7,634             6,901
                                                   ---------         ---------
    Total current assets                             261,750           243,980

Property and equipment, net                            7,921             8,251
Software, net                                          1,956             1,454
Goodwill                                              47,044            46,706
Deferred income taxes, net                            23,176            22,943
Other                                                  2,586             2,124
                                                   ---------         ---------
    Total assets                                   $ 344,433         $ 325,458
                                                   =========         =========

                      LIABILITIES AND STOCKHOLDERS' EQUITY

Current liabilities:
  Current portion of debt - financing agreements   $   4,256         $   7,027
  Accounts payable                                     6,657             6,974
  Accrued employee compensation                       12,205            13,354
  Deferred income taxes, net                           1,742                 -
  Deferred revenue                                    82,517            82,647
  Accrued and other liabilities                       12,220             9,890
                                                   ---------         ---------
    Total current liabilities                        119,597           119,892

Debt - financing agreements                            1,449             2,327
Deferred revenue                                      17,433            15,427
Other                                                    954               851
                                                   ---------         ---------
    Total liabilities                                139,433           138,497
                                                   ---------         ---------
Stockholders' equity:
  Class A Common Stock                                   198               196
  Treasury stock, at cost                            (35,258)          (35,258)
  Additional paid-in capital                         260,000           254,715
  Accumulated deficit                                 (9,994)          (22,917)
  Accumulated other comprehensive loss                (9,946)           (9,775)
                                                   ---------         ---------
    Total stockholders' equity                       205,000           186,961
                                                   ---------         ---------
    Total liabilities and stockholders' equity     $ 344,433         $ 325,458
                                                   =========         =========




                      TRANSACTION SYSTEMS ARCHITECTS, INC.
                      CONSOLIDATED STATEMENTS OF OPERATIONS
             (unaudited and in thousands, except per share amounts)

                                                 Three Months Ended December 31,
                                                 -------------------------------
                                                     2004               2003
                                                  ---------          ---------
Revenues:
  Software license fees                           $  47,806          $  41,233
  Maintenance fees                                   22,080             21,313
  Services                                           10,720             11,471
                                                  ---------          ---------
    Total revenues                                   80,606             74,017
                                                  ---------          ---------
Expenses:
  Cost of software license fees                       5,906              6,639
  Cost of maintenance and services                   13,836             14,979
  Research and development                            9,915              9,433
  Selling and marketing                              15,301             13,790
  General and administrative                         13,563             13,668
                                                  ---------          ---------
    Total expenses                                   58,521             58,509
                                                  ---------          ---------
Operating income                                     22,085             15,508
                                                  ---------          ---------
Other income (expense):
  Interest income                                       584                523
  Interest expense                                     (168)              (531)
  Other, net                                         (1,247)             2,205
                                                  ---------          ---------
    Total other income (expense)                       (831)             2,197
                                                  ---------          ---------
Income before income taxes                           21,254             17,705
Income tax provision                                 (8,331)            (7,664)
                                                  ---------          ---------
Net income                                        $  12,923          $  10,041
                                                  =========          =========

Earnings per share information:
  Weighted average shares outstanding:
    Basic                                            37,781             36,382
                                                  =========          =========
    Diluted                                          38,552             37,641
                                                  =========          =========
  Earnings per share:
    Basic                                         $    0.34          $    0.28
                                                  =========          =========
    Diluted                                       $    0.34          $    0.27
                                                  =========          =========



                                      -end-